Exhibit 99.1

The Medicines Company Reports Third Quarter and First Nine Months 2014 Results

Nine Month Net Revenues Rise 6% year over year

Company Reports Progress with Product Candidates

PARSIPPANY, NJ -- (MARKETWIRE) -- 10/22/2014 --The Medicines Company (NASDAQ: MDCO), a global biopharmaceutical company focused on saving lives, alleviating suffering, and contributing to the economics of healthcare by focusing on the world's leading acute/intensive care hospitals, today announced third quarter and first nine month results for 2014.

Financial highlights for the third quarter of 2014:

Worldwide net revenue was $172.4 million for the third quarter of 2014 compared to $174.3 million in the third quarter of 2013:

•
Worldwide Angiomax® (bivalirudin)/Angiox® (bivalirudin) revenue was down 2% to $151.0 million in 2014 compared to $153.6 million in 2013, sales in the United States increased to $143.6 million in 2014 from $138.5 million in 2013.

•	Recothrom® Thrombin topical (recombinant) sales were $16.8 million in the US in the third quarter of 2014, as compared to $17.0 million in the third quarter of 2013.

•
Other products including Argatroban RTU, Cleviprex® (clevidipine), Minocin® (minocycline) for injection and PreveLeak recorded sales in the third quarter of 2014 of $4.6 million, as compared to $3.7 million in the third quarter of 2013.

Net loss for the third quarter of 2014 was $16.7 million, or $(0.26) per share, compared with net income of $7.8 million, or $0.12, for the third quarter of 2013.

Adjusted net income(1) for the third quarter of 2014 was $11.6 million, or $0.18 per share(1), compared to adjusted net income(1) of $29.3 million, or $0.47 per share(1), for the third quarter 2013.

Financial highlights for the nine months ended September 2014:

Worldwide net revenue increased by 6% to $533.4 million for the first nine months of 2014 from $502.9 million in the first nine months of 2013:

•	Worldwide Angiomax/Angiox revenue was up 5% to $469.8 million in 2014 from $447.6 million in 2013, driven by United States growth (up to $442.0 million in 2014 from $407.8 million in 2013).

•
Recothrom sales were $46.5 million in the United States in the first nine months of 2014. Sales during the first nine months of 2013 were $43.5 million, after the Company began selling Recothrom in the US in February 2013.

•
Other products including Argatroban RTU, Cleviprex, Minocin and PreveLeak recorded sales in the first nine months of 2014 of $17.1 million, as compared to $11.7 million in the first nine months of 2013.

Net loss for the nine months ended September 30, 2014 was $26.9 million, or $(0.42) per share, compared with net income of $14.3 million, or $0.24, for the first nine months of 2013.

Adjusted net income(1) for the first nine months of 2014 was $54.3 million, or $0.82 per share(1), compared to adjusted net income(1) of $76.5 million, or $1.29 per share(1), for the first nine months of 2013.

Business, Research and Development Update
The company today announced the launch of ORBACTIVTM and MINOCIN IV and an increase in selling resources for CLEVIPREX® in the United States.

The company also reports progress for KANGREAL, IONSYS, RAPLIXA and ORBACTIV which together constitute seven new drug applications under active review with either the United States FDA or the European EMA.

The company also reports the status of its research and development programs. Clinical phase III development for Carbavance, an investigational antibacterial agent for resistant gram negative infections is underway and two potential registration trials are expected to begin enrollment shortly. The company also reports progress in its partnership with Alnylam developing a PCSK9 RNA interference compound for lowering cholesterol which will shortly begin clinical trials using subcutaneous dosing. In addition, the company reports that new data will be presented for ApoA1-Milano at the upcoming American Heart Association meeting in Chicago on November 15-19th which showed persuasive evidence of profound reverse cholesterol transport, and a lipid profile similar to that seen in humans who carry an ApoA1-Milano. This genotype and phenotype is associated with longevity and substantially reduced risk of atherosclerotic coronary disease. The company also reports new clinical data with the investigational anesthestic agent ABP700 which is under development with its partner, Annovation Biopharma, Inc. The agent has shown human anesthetic effects as predicted from animal pharmacology, an apparent absence of undesired adrenal effects, preserved minute ventilation and absence of apnea even at doses causing deep anesthesia, and complete recovery within 60 seconds even after a 30-minute period of anesthesia. The Company has the exclusive option to acquire Annovation Biopharma, and subject to review of ongoing research data, plans to exercise the option during the first half of 2015.

Glenn Sblendorio, President and Chief Financial Officer, stated, “In the first nine months of 2014, we showed year over year growth in revenues and built an Infectious Disease Care organization in the United States for the launch of ORBACTIVTM and MINOCIN IV.”

“We are making considerable and rapid progress with launches, with our ongoing NDA programs in US and Europe, and with our investigational compounds in research and development which are demonstrating impressive proof of concept in various ways as planned. These are exciting times at The Medicines Company as we build a leading acute and intensive care hospital portfolio of highly innovative new products. We expect a steady stream of news flow over the coming 3-12 months” said Clive Meanwell, Chairman and Chief Executive Officer.

(1) Adjusted net income and adjusted earnings per share are non-GAAP financial performance measures with no standardized definitions under US GAAP. For further information and a detailed reconciliation, refer to the Non-GAAP Financial Performance Measures and Reconciliations of GAAP to Adjusted Net income sections of this release for explanations of the amounts excluded and included to arrive at adjusted net income and adjusted earnings per share amounts.

Conference Call Information
There will be a conference call with management today at 8:30 a.m. Eastern Time to discuss third quarter 2014 financial results, operational developments, and full year financial guidance. The conference call will be available via phone and webcast. The webcast can be accessed at www.themedicinescompany.com.
Domestic Dial In: +1 (877) 359-9508
International Dial In: +1 (224) 357-2393
Passcode for both dial in numbers: 18355946
Replay is available from 11:30 a.m. Eastern Time following the conference call through October 29, 2014. To hear a replay of the call dial +1 (855) 859-2056 (domestic) and +1 (404) 537-3406 (international). Passcode for both dial in numbers is 18355946.

NON-GAAP FINANCIAL PERFORMANCE MEASURES
In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted net income and adjusted earnings per share measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.

Adjusted net income excludes upfront collaboration payments, amortization of acquired intangible assets and other charges, deal related charges, restructuring charges, stock-based compensation expense, changes in contingent consideration, arbitration award, development milestone payment, non-cash interest, one time impairment charge, loss on equity and net income tax adjustments. See the attached Reconciliations of GAAP to Adjusted Net Income and Adjusted Earnings Per Share for explanations of the amounts excluded and included to arrive at adjusted net income and adjusted earnings per share amounts for the three and nine months ended September 30, 2014 and September 30, 2013.
These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways.

About The Medicines Company
The Medicines Company's purpose is to save lives, alleviate suffering, and contribute to the economics of healthcare by focusing on 3,000 leading acute/intensive care hospitals worldwide. Its vision is to be a leading provider of solutions in three areas: acute cardiovascular care, surgery and perioperative care, and serious infectious disease care. The company operates in the Americas, Europe and the Middle East, and Asia Pacific regions with global centers today in Parsippany, NJ, USA and Zurich, Switzerland.

Forward Looking Statements
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates" and "expects" and similar expressions, including the Company's preliminary revenue results, are intended to identify forward-looking statements. These forward-looking statements involve important known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, the Company's ability to develop its global operations and penetrate foreign markets, whether the Company's products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether the Company’s ongoing and planned commercial launches will be successful; whether physicians, patients and other key decision makers will accept clinical trial results, and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed on August 4, 2014, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

Contact:
The Medicines Company
Investor relations, +1 973-290-6400
investor.relations@themedco.com
or
Media:
Robert Laverty
Vice President Communications, +1 973-290-6162
robert.laverty@themedco.com

The Medicines Company
Consolidated Statements of Income
(unaudited)
(in thousands, except per share data)	Three months ended September 30,
	2014	2013

Net revenue	$172,401	$174,282
Operating expenses:
Cost of revenue	69,076	65,794
Research and development	33,314	23,187
Selling, general and administrative	82,662	62,528
Total operating expenses	185,052	151,509

(Loss) income from operations	(12,651)	22,773
Co-promotion income and profit share	2,864	4,423
Loss in equity investment	(1,184)	—
Interest expense	(3,958)	(3,765)
Investment impairment	(7,500)	—
Other (expense) income	(53)	383
(Loss) income before income taxes	(22,482)	23,814
Benefit (provision) for income taxes	5,693	(16,068)

Net (loss) income	(16,789)	7,746
Net loss attributable to non-controlling interest	53	47
Net (loss) income attributable to The Medicines Company	$(16,736)	$7,793

(Loss) earnings per common share attributable to The Medicines Company:
Basic	$(0.26)	$0.13
Diluted	$(0.26)	$0.12
Weighted average number of common shares outstanding:
Basic	64,534	59,231
Diluted	64,534	63,173

The Medicines Company
Consolidated Statements of Income
(unaudited)
(in thousands, except per share data)	Nine months ended September 30,
	2014	2013

Net revenue	$533,410	$502,861
Operating expenses:
Cost of revenue	221,630	186,446
Research and development	105,638	108,408
Selling, general and administrative	235,928	178,954
Total operating expenses	563,196	473,808

(Loss) income from operations	(29,786)	29,053
Co-promotion income and profit share	16,210	12,241
Loss in equity investment	(1,184)	—
Interest expense	(11,710)	(11,143)
Investment impairment	(7,500)	—
Other (expense) income	(24)	1,186
(Loss) income before income taxes	(33,994)	31,337
Benefit (provision) for income taxes	7,026	(17,163)

Net (loss) income	(26,968)	14,174
Net loss attributable to non-controlling interest	79	140
Net (loss) income attributable to The Medicines Company	$(26,889)	$14,314

(Loss) earnings per common share attributable to The Medicines Company:
Basic	$(0.42)	$0.25
Diluted	$(0.42)	$0.24
Weighted average number of common shares outstanding:
Basic	64,363	56,296
Diluted	64,363	60,510

Balance Sheet Items
(in thousands)	September 30,	December 31,
	2014	2013
	(unaudited)

Cash and cash equivalents	$356,239	$376,727
Total assets	$1,829,384	$1,741,282
Convertible senior notes (due 2017)	$243,976	$236,088
The Medicines Company total stockholders' equity	$910,572	$892,161

The Medicines Company
Reconciliation of GAAP to Adjusted Net Income and Adjusted Earnings Per Share
(unaudited)

(in thousands, except per share data)		Three months ended September 30,		Nine months ended September 30,
		2014	2013	2014	2013

Net (loss) income attributable to The Medicines Company - GAAP		$(16,736)	$7,793	$(26,889)	$14,314
Before tax adjustments:
Cost of revenue:
Share based compensation expense	(1)	149	43	351	147
Amortization of acquired intangible assets	(6)	6,236	5,076	32,852	13,894
Restructuring charges	(2)	—	—	—	581
Research and development:
Stock based compensation expense	(1)	1,629	924	4,442	2,630
Restructuring charges	(2)	—	—	—	1,252
Upfront collaboration payments	(3)	—	—	—	25,000
One time license payment		—	—	8,429	—
Selling, general and administrative:
Stock based compensation expense	(1)	6,636	4,492	19,943	12,850
Amortization of acquired intangible assets	(6)	1,414	1,136	4,243	3,408
Change in contingent value rights	(7)	9,114	5,480	28,731	(168)
Restructuring charges	(2)	—	—	—	4,525
Milestone Payment	(10)	2,500	—	2,500	—
Expenses incurred for certain transactions	(4)	—	2,907	566	7,076
Arbitration award	(5)	—	—	—	5,000
Other:
Non-cash interest expense	(8)	3,012	2,820	8,874	8,307
Investment impairment	(11)	7,500	—	7,500	—
Loss in equity investment	(12)	1,184	—	1,184	—
Net income tax adjustments	(9)	(11,062)	(1,381)	(38,454)	(22,319)
Net income attributable to The Medicines Company - Adjusted		$11,576	$29,290	$54,272	$76,497

Net income per share attributable to The Medicines Company - Adjusted

Basic		$0.18	$0.49	$0.84	$1.36
Diluted	(13)	$0.18	$0.47	$0.82	$1.29

Weighted average number of common shares outstanding:
Basic		64,534	59,231	64,363	56,296
Diluted - adjusted	(13)	66,067	61,960	66,262	59,271

Explanation of Adjustments:
(1) Exclude share based compensation of $8,414 and $5,459 for three months ended September 30, 2014 and September 30, 2013 and $24,736 and $15,627 for nine months ended September 30, 2014 and September 30, 2013.
(2) Exclude restructuring charges relating to headcount reduction of $6,358 for the nine months ended September 30, 2013.
(3) Exclude upfront payments for research and development collaboration arrangements.
(4) Exclude charges related to the acquisition of Incline, ProFibrix and license of Recothrom during 2013 and acquisition of Tenaxis during 2014.
(5) Exclude one time arbitration award to Eagle.

(6) Exclude amortization of intangible assets and other charges resulting from transactions with Nycomed, CSL, APP, Teva, BMS, Rempex and Tenaxis.
(7) Exclude changes in contingent value rights due to shareholders of Targanta, Incline, ProFibrix, Rempex and Tenaxis.
(8) Exclude non-cash interest expense related to convertible senior notes.
(9) Net income tax adjustments reflect the estimated tax effect of the above adjustments and the impact of certain other non-operating tax adjustments.
(10) Excludes milestone payment for product approval
(11) Excludes write off of impaired investment
(12) Excludes loss on equity
(13) Reflects impact of note hedge transactions on outstanding diluted share amounts associated with convertible senior notes.

In addition to the financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways.